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                                                                    Exhibit 99.1

Combined Professional Services Completes Share Exchange with Trusted Security Solutions Provider Patron Systems, Inc.
Friday October 11, 1:00 pm EST

Boca Raton, FL and Chicago, IL -- (BUSINESS WIRE) -- October 11, 2002 -- Combined Professional Services, Inc. (OTCBB: CPFS) is pleased to announce the completion of its share exchange with the stockholders of Patron Systems, Inc. ("Patron"). Under the terms of this agreement, all issued and outstanding shares of common stock of Patron Systems, Inc. have been exchanged for common shares of Combined Professional Services, Inc. Patron is now a wholly owned subsidiary of Combined Professional Services.

After giving effect to this transaction, Combined Professional Services, Inc. has 29,888,888 shares of common stock outstanding, 4,000,000 options issued and has reserved up to 11,000,000 shares for acquisitions currently in negotiations. All such newly issued shares are subject to state and federal securities transfer restrictions.

"After a very lengthy, comprehensive search, we are delighted to conclude this transaction with Patron. The Company has a world class management team, business strategy and a focus on information security - a high growth, dynamic market segment" said Jeff Spanier, President of Combined Professional Services. Under the terms of the exchange, Jeff Spanier will resign as Director and President of Combined Professional Services. Patrick Allin will succeed Mr. Spanier as Chief Executive Officer and director.

A recent study published by IDC estimates the $14 billion information security market will grow 37% per year to $21 Billion by 2005. Patron is a development stage company created to address this growing need. Targeting government institutions and global enterprises, Patron will bring trust, independence, and certifiable security solutions to business-critical information systems.

Patron's CEO, Patrick Allin states, "information security is a high priority spend area for global enterprises and government agencies. With this transaction closed and a management team of unparalleled experience in operating public technology companies, Patron is well positioned to execute its strategy in the coming months."

As previously announced, the management team of Patron, whose credentials and former business roles are listed below, will assume the following positions at Combined Professional Services:

Patrick J. Allin, CEO
     . Senior Partner at PricewaterhouseCoopers and COO of their $6 Billion Global Consulting Practice
     .    Co-Chairman and CEO of Encore Development
     .    President of various Billion dollar companies in Canada and the US
     .    Audit Partner at Price Waterhouse

Brett Newbold, CTO, President -- Technology Products
     . Served for eight years as VP of R&D for Oracle Corp. -- Senior responsibility for the selection and development of new technologies, reporting directly to Larry Ellison
     .    Consultant to Kleiner Perkins Causfield & Byers
     .    President and COO of OpenText(NASDAQ: OTEX)

Rich Linting, President -- Security Services
     .    Lead Technology Partner and Executive Committee Member at Accenture
     .    President of Carreker Corporation (NASDAQ: CANI)
     . Built global consulting practices at both Computer Sciences Corporation and Digital Equipment Corporation

Patron's management team has created a company with a focus in two primary areas: trusted security services and technology products.

The Security Services Group intends to work with organizations to provide complete solutions resulting in enterprise wide trusted information environments. Service offerings will include ongoing vulnerability assessments, certification programs, training, remediation, monitoring and managed services.

Patron's Technology Products Group, through acquisition of third generation software and hardware, plans to help enterprises address security needs holistically. Patron intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as return on investment for the client organization. Patron's selected products will be recognizable and standards-based to ensure a "trusted" solution for the enterprise.

Contacts:

  Combined Professional Services Inc., Boca Raton
  Jeff Spanier, 561/962-4196

  Patron Systems, Inc., Chicago
  Ryan Kirch, 312/493-2171          Patrick Allin, 312/493-2171

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  For additional information, email:  IR@patronsystems.net

Forward Looking Statements

The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed share exchange or any other acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.

10/4/2002 6:04:54 AM